EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 10, 2008, among SinoHub, Inc., a Delaware corporation (collectively with its predecessors, the “Company”), and the investors listed on the Schedule of Buyers attached hereto as Annex A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, claim, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Class A Warrants” means those warrants to purchase shares of Common Stock until the third anniversary of the Closing Date, at an exercise price of $2.15 per share, subject to adjustment.

“Class B Warrants” means those warrants to purchase shares of Common Stock until the fifth anniversary of the Closing Date, at an exercise price of $3.00 per share, subject to adjustment.

 “Closing” means the closing of the purchase and sale of the Shares pursuant to Article 2.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

"Closing Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, among the Company, the Investors, the Placement Agent and the escrow agent (the “Escrow Agent”).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Counsel” means Crone Rozynko, LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

 “Evaluation Date” has the meaning set forth in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(o).

 “Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.7.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Material Adverse Effect” means any result, occurrence, fact, change, event or effect (whether or not constituting a breach of a representation, warranty or covenant set forth in this Agreement) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects, (i) would have or could reasonably be expected to have a material adverse effect on the historical or near-term or long-term projected business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) would or could reasonably be expected to prevent or materially impair or delay the ability of the Company to consummate the transactions contemplated by this Agreement or perform its duties under this Agreement or any of the other Transaction Documents, or (iii) would or could reasonably be expected to be materially adverse to the ability of the Company or any Subsidiary to operate its business immediately after the Closing substantially in the manner as such business was operated immediately prior to the Closing.

“Money Laundering Laws” has the meaning set forth in Section 3.1(bb).

“OFAC” has the meaning set forth in Section 3.1(aa).

“Outside Date” means September 5, 2008.

"Per Share Purchase Price" equals $1.70.

"Performance Escrow Agreement" means the Performance Escrow Agreement, dated as of the date hereof, between certain members of the management of the Company, the Placement Agent and the escrow agent.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Global Hunter Securities, LLC.

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of any of the Shares or any of the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

 “Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” of a specified Person is an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants, the Closing Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the Class A Warrants and Class B Warrants, collectively.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE 2.
PURCHASE AND SALE

2.1.           Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount.  The Closing shall take place at the offices of Company Counsel on the Closing Date or at such other location or time as the parties may agree.

2.2.           Closing Deliveries.  (a)  At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)           a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor; and

(ii)          warrant certificates registered in the name of such Investor evidencing (A) a Class A Warrant  exercisable for ¼ of the Shares issued under 2.2(i) and (B) a Class B Warrant  exercisable for ¼ of the Shares issued under 2.2(i).

(b)           By the Closing, each Investor shall deliver or cause to be delivered the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

(c)           Within one Business Day following the date of this Agreement, each Investor shall cause to be delivered to the Escrow Agent, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose in accordance with the terms of the Closing Escrow Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.           Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor:

(a)          Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports.  The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  There are no outstanding conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock.  Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence.  Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(b)         Organization and Qualification.  The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)         Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder, and to issue and sell the Shares and the Warrants.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, any Subsidiary, the Board of Directors of the Company, or the Company’s stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)         No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any United States or PRC court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 hereof and (v) those that have been made or obtained prior to the date of this Agreement.

(f)          Issuance of the Shares.  The Shares and Warrant Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Warrants have been duly authorized for issuance.  The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares and Warrant Shares.

(g)         SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to year-end audit adjustments.

(h)         Press Releases.  The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(i)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any Subsidiary has incurred any liabilities (direct, indirect, contingent, or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any Company or Subsidiary officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)           Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(l)           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

(m)         Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate United States and PRC federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(n)         Title to Assets.  The Company and the Subsidiaries have valid land use rights for all  of all real estate owned by the Company or the Subsidiaries, respectively, and good and marketable leasehold estates to all real estate leased by the Company or the Subsidiaries, respectively, and good and marketable title in all personal property owned by them, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)         Patents and Trademarks.  Neither the Company nor any of its Subsidiaries has any knowledge, nor have any of them received a written or oral notice, that its patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that the Company and its Subsidiaries owns, uses, or has the rights to use (collectively, the “Intellectual Property Rights”), violates or infringes upon the rights of any Person.  The Company and its Subsidiaries own or possess all rights to use, option and/or license, as the case may be, all Intellectual Property Rights necessary for the conduct of their respective businesses as currently being conducted, except where the failure to own or possess such rights could not reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Company and its Subsidiaries, no former or current employee, no former or current consultant, and no third-party joint developer of the Company or its Subsidiaries has any Intellectual Property Rights made, developed, conceived, created or written by the aforesaid employee, consultant or third-party joint developer during the period of his or her retention by, or joint venture with, such Company or Subsidiary which can be asserted against any of the Company or any such Subsidiary.

(p)         Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(q)         Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r)          Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-Q was being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company’s most recently ended fiscal quarter or fiscal year-end (such date, the “Evaluation Date”).  The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.  The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary to the extent required to be contained therein.

(s)         Solvency.  Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the 12-month period following Closing as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

(t)          Certain Fees.  The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person for brokerage or finder’s fees or commissions that may be due in connection with the transactions contemplated by this Agreement.

(u)         Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares, the Warrants, or the Warrant Shares by the Company to the Investors under the Transaction Documents.  The Company is eligible to register its Common Stock for resale by the Investors under Form S-1 promulgated under the Securities Act.  Other than the registration rights granted to holders of SinoHub International, Inc.’s former Convertible A, B and C  preferred stock, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(v)         Listing and Maintenance Requirements.  Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted.  The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares contemplated by Transaction Documents.

(w)        Investment Company.  The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)          No Additional Agreements.  The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(y)         Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(z)          Foreign Corrupt Practices Act.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company, any agent or other person acting on behalf of any of the Company or any Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Shares, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on their behalf of which the Company is aware) which is in violation of law, or (iv) has violated the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(aa)       OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(bb)       Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)       Executive Officers.  No executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any Subsidiary has notified the Company or such Subsidiary that such officer intends to leave the Company or such Subsidiary or otherwise terminate such officer’s employment with the Company or such Subsidiary.  No executive officer of the Company or any Subsidiary, to the knowledge of the Company or such Subsidiary, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant.

(dd)       No Undisclosed Events or Circumstances.  No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.2.           Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)          Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)         Investment Intent.  Such Investor is acquiring the Shares and Warrants as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrants or Warrant Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares or Warrant Shares in compliance with applicable federal and state securities laws.  Such Investor is acquiring the Shares and Warrants hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares or Warrant Shares.

(c)         Investor Status.  At the time such Investor was offered the Shares and Warrants, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)         General Solicitation.  Such Investor is not purchasing the Shares and Warrants as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)         Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)          Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or Global Hunter Securities, LLC regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)         Independent Investment Decision.  Except as may be disclosed in any filings with the Commission by the Investors under Section 13 and/or Section 16 of the Exchange Act, no Investor has agreed to act with any other Investor for the purpose of acquiring, holding, voting or disposing of the Shares or the Warrant Shares for purposes of Section 13(d) under the Exchange Act, and each Investor is acting independently with respect to its investment in the Shares and the Warrant Shares.  Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.  Such Investor has not relied on the business or legal advice of Global Hunter Securities, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.          (a)         Shares, Warrants and Warrant Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Shares and Warrant Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)         Certificates evidencing the Shares and Warrant Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  Except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)         Certificates evidencing Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Shares or Warrant Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Shares and Warrant Shares are eligible for sale without volume limitations pursuant to Rule 144.  If an Investor shall make a sale or transfer of Shares or Warrant Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares or Warrant Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and share delivery being the “Share Delivery Date”), then the Company shall deliver or cause to be delivered to such Investor a certificate representing such Shares or Warrant Shares that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date.

4.2.           Furnishing of Information.  As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination; provided, however, that the provisions of this Section 4.2 shall terminate and be of no further force and effect in the event of the acquisition of the Company or substantially all of its assets.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.           Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares and Warrants to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investors.

4.4.           Subsequent Registrations.  Other than pursuant to the Registration Rights Agreement, prior to the first to occur of (a) 30 days after the Effective Date of a Registration Statement resulting in all Registrable Securities (as defined in the Registration Rights Agreement) being registered for resale pursuant to one or more effective Registration Statements or (b) such time as all Registrable Securities may be sold by the Investors without volume restrictions pursuant to Rule 144, the Company may not file any registration statement (other than on Form S-8)  with the Commission with respect to any securities of the Company.

4.5.           Securities Laws Disclosure; Publicity.  On the next Business Day following the execution of this Agreement the Company will issue an appropriate press release and file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the next Business Day following the Closing Date the Company will issue an additional press release and file an additional Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than a Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6.           Limitation on Issuance of Future Priced Securities.  For so long as the Investors own any Shares or Warrant Shares, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7.           Indemnification of Investors.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8.           Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9.           Listing of Shares.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary or desirable to cause the Shares and the Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10.         Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder for working capital, equipment/infrastructure, and business development purposes and to cover fees and expenses associated with this offering and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.11          Participation Right.  For a period of one year following the Effective Date of the Registration Statement, Investor is hereby granted the right to participate in each future capital-raising transaction commenced by the Company prior to the expiration of such one-year period (on the same terms and conditions as are offered to third party participants in such transaction), pro rata to the extent of the dollar amount of Investor’s investment in the Shares. The Company shall provide Investor with not less than ten days’ prior written notice of Investor’s right to participate in a capital-raising transaction covered by this provision, and Investor shall have ten days from its receipt or deemed receipt of such notice to notify the Company, in writing, whether it desires to participate. In the event Investor fails to respond to the Company’s notice within such ten day period, Investor shall be deemed not to have exercised its participation right. In the event Investor provides timely written notice to the Company of its election to participate in a capital-raising transaction covered by this provision, Investor shall tender its payment and any required documentation to the Company within five days following Investor’s written notice of participation to the Company. In the event Investor fails to make such payment on a timely basis or provide such documents, Investor’s right of participation shall terminate and shall thereafter be of no further force or effect.  The right of participation granted to Investors under this Section 4.11 shall not apply to:

(1)           any of the transaction whereby (i) the Company pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) the Company subdivides outstanding shares of Common Stock into a larger number of shares, (iii) the Company combines outstanding shares of Common Stock into a smaller number of shares or (iv) there is a Fundamental Transaction (as defined in the Warrant),

(2)           the issuance, conversion, exchange or exercise of any securities pursuant to this Agreement,

(3)           the issuance of options exercisable for Common Stock to employees, officers, consultants or directors of the Company or its subsidiaries, but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Agreement shall not exceed 5% of the outstanding shares of Common Stock at the time of such issuance,

(4)           the issuance, conversion, exchange or exercise of any securities pursuant to any additional equity financings with higher offering price per share on its common shares or equity-linked securities of any kind than the shares of Common Stock issued pursuant to this Agreement,

(5)           the issuance of Common Stock issuable upon the conversion, exchange or exercise of other securities, warrants, options or similar rights, which securities were issued before the date of this Agreement, provided such securities are not amended after the date hereof to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, or

(6)           the issuance of Common Stock, options, warrants or other convertible securities issued to strategic partners of the Company in connection with transactions consummated with such strategic partners in furtherance of the Company’s business objectives.

4.12           Public Relations Firm. Within 45 days following the final closing of the Offering, the Company agrees to engage a reputable public relations firm to provide the Company with investor relations services.

4.13           Lock-Up Agreements.  The Company’s President and CEO have entered into an agreement with the Placement Agent, under which each such executive officer has agreed, without the prior written consent of the Placement Agent, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell stock short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or enter into any swap or other arrangement that transfers any economic consequences of ownership of Common Stock, for a period of one year following the Effective Date of the Registration Statement; provided, however, that each of the President and the CEO will be permitted to sell up to 100,000 shares of Common Stock each, subject to their compliance with the resale requirements of Rule 144.

4.14           Reservation of Shares.  For so long as any of the Warrants remain outstanding and unexpired, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for (i) the issuance of the Warrant Shares and (ii) the full exercise or conversion of all outstanding securities of the Company that are exercisable for, or convertible into, shares of Common Stock.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.           Conditions Precedent to the Obligations of the Investors to Purchase Shares.  The obligation of each Investor to acquire Shares and Warrants at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction or Action.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and no Action shall have been instituted or threatened against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking damages in connection with such transactions.

(d)           Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect, or could materially adversely affect the credit standing of the Company or the Subsidiaries, or could materially adversely affect the financial markets generally;

(e)           No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(f)           Company Agreements.  The Company shall have delivered:

(i)           The Closing Escrow Agreement, duly executed by the Company and the Escrow Agent;

(ii)           The Registration Rights Agreement, duly executed by the Company; and

(iii)           The Lock-Up Agreement, duly executed by each of the Company’s CEO and President.

(g)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(h)           Performance Escrow Agreement.  Management of the Company and the Placement Agent shall have duly executed and delivered the Performance Escrow Agreement;

(i)           Termination.  This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5;

(j)           Opinion of Counsel.  At the Closing, the Investors shall have received the legal opinion of Crone Rozynko LLP, legal counsel to the Company, dated the date of the Closing, in the form of Annex B hereto; and

(k)           Minimum Investment.  A minimum of US $7,000,000 shall have been deposited into escrow for investment in the Common Stock and Warrants pursuant to the Closing Escrow Agreement.

5.2.           Conditions Precedent to the Obligations of the Company to sell Shares.  The obligation of the Company to sell Shares and Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)           Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)           Investor Deliverables.  Each Investor shall have delivered the Registration Rights Agreement and the Closing Escrow Agreement, each duly executed by such Investor;

(e)           Termination.  This Agreement shall not have been terminated in accordance with Section 6.5; and

(f)           Secretary’s Certificate.  The Company shall have delivered to such Investor a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Company’s Board of Directors or any committee thereof approving the transactions contemplated hereby, (ii) the Company’s Certificate of Incorporation and Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

ARTICLE 6.
MISCELLANEOUS

6.1.           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents; provided, however, that that the Company shall pay all actual attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by Renn Capital Group, Inc. in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents requested by the Company, subject to a cap of $20,000 .  The fees set forth in this Section 6.1 and which are incurred prior to the Closing Date shall be paid at Closing.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares.

6.2.           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	SinoHub, Inc.
Room B, Second Floor, M-10, Central (W.)
Shenzhen High-Tech Park, Shenzhen
People’s Republic of China 518057
Attn: Chief Executive Officer
Facsimile: +86-755-26012224

With a copy to:	Crone Rozynko LLP
101 Montgomery St., Ste 1950
San Francisco, CA 94104
Facsimile: (415) 955-8910
Attn.: Adam M. Guttmann

If to an Investor:	To the address set forth under such Investor's name on the signature pages hereof; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors at least 66 2/3% of the Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.  Without the written consent or the affirmative vote of each Investor affected thereby, an amendment or waiver under this Section 6.4 may not waive or amend any Transaction Document the effect of which would be to permit the Company to (1) name any Investor as an underwriter in a Registration Statement without such Investor’s specific written consent thereto, or (2) not include any Registrable Securities (as defined in the Registration Rights Agreement) of an Investor in a Registration Statement due to their refusal to be named as an underwriter therein.

6.5.           Termination.  This Agreement may be terminated prior to Closing:

(a)           by written agreement of the Investors and the Company, a copy of which shall be provided to the Escrow Agent; and

(b)           by the Company or an Investor (as to itself but no other Investor) upon written notice to the other and to the Escrow Agent, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other (except with respect to breaches of this Agreement) and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6.           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.8.           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

6.9.           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state or federal courts located in the State of Texas.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts located in Dallas County, Texas for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such courts, or that such Action has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Action arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence an Action to enforce any provisions of a Transaction Document, then the prevailing party in such Action shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

6.10.         Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.11.         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14.         Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15.         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16.         Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17.         Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SINOHUB, INC.

By:
Name:
Title:

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SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:

Investment Amount: $

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS (if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

                                                 Annex A

SCHEDULE OF BUYERS

(1)	(2)

Buyer	Address and Facsimile Number

Annex B

FORM OF OPINION OF COUNSEL

1.           The Company is incorporated, validly existing and in good standing in the State of Delaware.  The Company has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as described in the SEC Documents.

2.           The Company has the requisite corporate power to enter into and perform its obligations under the Transaction Documents and to issue the Common Shares, the Warrants and the Warrant Shares.  The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required.

3.           Each of the Transaction Documents have been duly executed and delivered, and the Warrants have been duly executed, issued and delivered by the Company, and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.  The Common Stock purchased pursuant to the Purchase Agreement or issuable upon exercise of the Warrants is not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

4.           The Shares have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable.  The Warrant Shares have been duly authorized and reserved for issuance, and, when delivered upon against payment in full as provided in the Warrants, will be validly issued, fully paid and nonassessable.

5.           The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Shares, the Warrants and the Warrant Shares do not (i) violate any provision of the Certificate of Incorporation or Bylaws, (ii) breach or result in an event of default under any agreement filed by the Company as an exhibit to any of the SEC Reports, or (iii) violate any federal or Delaware statute, rule, regulation or order known to us and applicable to the Company.

6.           No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under any federal or Delaware law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Common Shares, the Warrants or the Warrant Shares, other than post-closing filings required under applicable federal and state securities laws and other in connection with the filing of the Registration Statement.

7.           The offer, issuance and sale of the Securities pursuant to the Transaction Documents are exempt from the registration requirements of the Securities Act of 1933 assuming (i) the Purchasers’ representations are accurate, (ii) the manner of sale provisions of Rule 502(a) and (c) of Regulation D, promulgated under the Securities Act, have been complied with, and (iii) the filing provisions of Rule 503 of the Securities Act have been complied with.

8.           The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.